Exhibit 99.3

PACER INTERNATIONAL, INC.
IMPORTANT SPECIAL MEETING INFORMATION

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on , 2014.

Vote by Internet

• Go to

Vote by telephone
• Call toll free 1- - - within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Vote by mail
• Sign, date and mail your proxy card in the envelope provided as soon as possible.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote in person • You may vote your shares in person by attending the Special Meeting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE  ▼

     BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	To approve the Agreement and Plan of Merger dated as of January 5, 2014 by and among Pacer International, Inc. (“Pacer”), XPO Logistics, Inc. and Acquisition Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Pacer.	For	Against	Abstain
		☐	☐	☐
2.	To approve, on an advisory basis, the merger-related compensation of named executive officers.	For	Against	Abstain
		☐	☐	☐
3.	To approve a proposal to adjourn the special meeting to solicit additional proxies for approval of the merger agreement.	For	Against	Abstain
		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	3 2 B V	+

                    01LE4C

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,  ▼

     DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PACER INTERNATIONAL, INC.

Special Meeting of Shareholders –                     , 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael F. Killea and John J. Hafferty, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pacer International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of Pacer International, Inc. to be held                     , 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)